UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

GREEN GIANT INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GGE	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Appointment of Ms. Sheng (Dorothy) Liu

Effective October 17, 2022, the Board appointed Ms. Sheng (Dorothy) Liu as the Chief Operating Officer of the Company.

The biographical information of Ms. Sheng (Dorothy) Liu is set forth below.

Ms. Sheng (Dorothy) Liu, has served as the Chief Executive Officer of Zhongjintai Venture Capital (Shenzhen) Co., Ltd. since January 2019. From April 2017 to December 2020, Ms. Liu served as the General Manager of Shenzhen Zhaoyin Dinghong Investment Management Co., Ltd. Ms. Liu served as the General Manager of Vela-Industry (HK) Ltd. from February 2013 to March 2017. Ms. Liu graduated from Massey University of New Zealand with a bachelor’s degree in Financial Economics.

Ms. Sheng (Dorothy) Liu does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Sheng (Dorothy) Liu also entered into an employment agreement (the “Employment Agreement”) with the Company, which sets her annual compensation at $25,000 and establishes other terms and conditions governing her service to the Company. The Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated October 17, 2022 by and between the Company and Sheng (Dorothy) Liu

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2022	Green Giant Inc.

	By:	/s/ Neng Chen
	Name:	Neng Chen
	Title:	Chief Executive Officer and Chairman